UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 2, 2010

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1633

__________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01     Entry into a Material Definitive Agreement

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 2, 2010, the Company entered into a non-exclusive initial three-month capital raising agreement with Vancouver Green Capital Ventures. The Company is intending to raise capital, in which Vancouver Green Capital Ventures will be providing the following services in the period August to October 2010, and be billed on the basis of a combination of retainer and completion fees. This fee will include the following investment banking services:

  Recommend appropriate financial structure and investment vehicles
  Establish profile of preferred investor(s)/sources of funding
  Formulate capital raising strategy
  Identify potential investors/sources of funding in Western Europe and Canada
  Approach potential investors/sources of funding in Western Europe and Canada
    Present financing term sheet to prospective investors/sources of funding
  Assist in strategy and tactics in negotiations with investor/sources of funding
  Advise on the form, pricing and structure of the Transaction
  Assist in obtaining signed/approved term sheet(s)
  Assist in the negotiation of basic transaction with investors/sources of funding
  Assist in the negotiation of a definitive agreement(s) for the transaction
  Assist in resolving issues in moving the process to a successful closing

Retainer Fee – A 3-month term at: retainer of $3,000/month plus completion fee of 250 basis points (2.5%) for the first $3,000,000 round completed by approximately Sept30; and an option of extending it for another 6-months at the Company’s discretion for $6,000/month.

On September 8, 2010, the Company entered into a non-exclusive six month consulting agreement with Creston Capital (“Consultant”). The Company is intending to raise capital, in which Consultant will be assisting and earning a consultant fee of up to 10% (ten percent) of the gross proceeds raised in a Financing consummated by the Company with any Financier introduced to the Company by Consultant, provided that such introduction was made during the Term and in the event that there are NO other fees or commissions payable by the Company to the source(s) of capital who may arrange and/or participate in such Financing, but who were introduced by the Consultant.

The securities to be offered in any financing will not be registered under the Securities Act of 1933 as amended (the “Act”), and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Capital Raising Agreement between Vancouver Green Capital Ventures and the Company dated September 2, 2010.

10.2	Consulting Agreement between Creston Capital and the Company date September 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2010

Enertopia Corp.

By:         ”Robert McAllister”
Robert G. McAllister President and Director